UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Acuity Brands, Inc. (the “Company”) maintains a Long-Term Incentive Plan (the “LTIP”) for the benefit of officers and other key management personnel and a Management Compensation and Incentive Plan (the “Incentive Plan”) pursuant to which the Company’s executive officers may receive cash incentive bonuses. For each executive officer, the Compensation Committee of the Board of Directors establishes: (1) a targeted equity award value under the LTIP, stated as a percentage of the officer’s gross salary; and (2) a target percentage of gross salary for a cash incentive bonus payable under the Incentive Plan. Achievement of the targeted incentive bonuses and targeted long-term incentive equity awards is in each case dependent upon achievement of certain performance measures, and is subject to the discretion of the Compensation Committee.

On October 25, 2007, the Compensation Committee adopted plan rules for fiscal 2008 for executive officers to earn potential LTIP equity awards and Incentive Plan cash bonuses. A copy of the 2008 plan rules for the LTIP and the Incentive Plan are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

ITEM 9.01	– Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Acuity Brands, Inc. Long-Term Incentive Plan Fiscal Year 2008 Plan Rules for Executive Officers

99.2	Acuity Brands, Inc. Management Compensation and Incentive Plan Fiscal Year 2008 Plan Rules for Executive Officers

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 4, 2008

ACUITY BRANDS, INC.

By:	/s/ Helen D. Haines
Helen D. Haines Vice President and Secretary

EXHIBITS

99.1	Acuity Brands, Inc. Long-Term Incentive Plan Fiscal Year 2008 Plan Rules for Executive Officers

99.2	Acuity Brands, Inc. Management Compensation and Incentive Plan Fiscal Year 2008 Plan Rules for Executive Officers